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Exhibit 3.1

ARTICLES OF AMENDMENT TO
BIGI, INC.

    THE UNDERSIGNED, being the president of BIGI, Inc., Inc., does hereby amend its Articles of Incorporation as follows:

ARTICLE I
CORPORATE NAME

    The name of the Corporation shall be View Systems, Inc.

    I hereby certify that the following was adopted by a majority vote of the shareholders and directors of the corporation on September 22, 1998 and that the number of votes cast was sufficient for approval.

    IN WITNESS WHEREOF, I have hereunto subscribed to and executed this Amendment to Articles of Incorporation this on September 22, 1998.

/s/ JULIE BIRNS Julie Birns, Sole Director

    The foregoing instrument was acknowledged before me on September 22, 1998, by Julie Bims, who is personally known to me.

/s/ NICOLE JOHNSON Notary Public

My commission expires:

[Seal]

     ARTICLES OF AMENDMENT TO
BENEFICIAL INVESTMENT GROUP, INC.

    THE UNDERSIGNED, being the sole director and president of Beneficial Investment Group, Inc., does hereby amend its Articles of Incorporation as follows:

ARTICLE I
CORPORATE NAME

    The name of the Corporation shall be BIGI, Inc.

ARTICLE II
PURPOSE

    The Corporation shall be organized for any and all purposes authorized under the laws of the state of Florida.

ARTICLE III
PERIOD OF EXISTENCE

    The period during which the Corporation shall continue is perpetual.

ARTICLE IV
SHARES

    The capital stock of this corporation shall consist of 50,000,000 shares of common stock, $.001 par value.

ARTICLE V
PLACE OF BUSINESS

    The address of the principal place of business of this corporation in the State of Florida shall be 200 East Robinson Street, Suite 450, Orlando, FL. The Board of Directors may at any time and from time to time move the principal office of this corporation.

ARTICLE VI
DIRECTORS AND OFFICERS

    The business of this corporation shall be managed by its Board of Directors. The number of such directors shall be not be less than one (1) and, subject to such minimum may be increased or decreased from time to time in the manner provided in the By-Laws.

ARTICLE VII
DENIAL OF PREEMPTIVE RIGHTS

    No shareholder shall have any right to acquire shares or other securities of the Corporation except to the extent such right may be granted by an amendment to these Articles of Incorporation or by a resolution of the board of Directors.

ARTICLE VIII
AMENDMENT OF BYLAWS

    Anything in these Articles of Incorporation, the Bylaws, or the Florida Corporation Act notwithstanding, bylaws shall not be adopted, modified, amended or repealed by the shareholders of the Corporation except upon the affirmative vote of a simple majority vote of the holders of all the issued and outstanding shares of the corporation entitled to vote thereon.

ARTICLE IX
SHAREHOLDERS

    9.1.  Inspection of Books.  The board of directors shall make reasonable rules to determine at what times and places and under what conditions the books of the Corporation shall be open to inspection by shareholders or a duly appointed representative of a shareholder.

    9.2.  Control Share Acquisition.  The provisions relating to any control share acquisition as contained in Florida Statutes now, or hereinafter amended, and any successor provision shall not apply to the Corporation.

    9.3.  Quorum.  The holders of shares entitled to one-third of the votes at a meeting of shareholder's shall constitute a quorum.

    9.4.  Required Vote.  Acts of shareholders shall require the approval of holders of 50.01% of the outstanding votes of shareholders.

ARTICLE X
LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

    To the fullest extent permitted by law, no director or officer of the Corporation shall be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders. In addition, the Corporation shall have the power, in its By-Laws or in any resolution of its stockholders or directors, to undertake to indemnify the officers and directors of this corporation against any contingency or peril as may be determined to be in the best interests of this corporation, and in conjunction therewith, to procure, at this corporation's expense, policies of insurance.

ARTICLE XI
CONTRACTS

    No contract or other transaction between this corporation and any person, firm or corporation shall be affected by the fact that any officer or director of this corporation is such other party or is, or at some time in the future becomes, an officer, director or partner of such other contracting party, or has now or hereafter a direct or indirect interest in such contract.

    I hereby certify that the following was adopted by a majority vote of the shareholders and directors of the corporation on July 13, 1998 and that the number of votes cast was sufficient for approval.

    IN WITNESS WHEREOF, I have hereunto subscribed to and executed this Amendment to Articles of Incorporation this on July 13, 1998.

/s/ JULIE BIRNS Julie Birns, Sole Director

    The foregoing instrument was acknowledged before me on July 13, 1998, by Julie Birns, who is personally known to me.

/s/ BETTE A. HOLLENBECK Notary Public

My commission expires:

[SEAL]

ARTICLES OF INCORPORATION
OF
BENEFICIAL INVESTMENT GROUP, INC.

    The undersigned, acting as Incorporator, hereby adopts these Articles of Incorporation and forms a profit corporation (the "Corporation") under the laws of the State of Florida, as follows:

ARTICLE I
NAME

    The name of the Corporation is:

BENEFICIAL INVESTMENT GROUP, INC.

ARTICLE II
TERM OF EXISTENCE

    The date when corporate existence shall commence shall be the date of filing of these Articles of Incorporation with the Florida Department of State as provided by Section 607.167, Florida Statutes, and the Corporation shall have perpetual existence thereafter.

ARTICLE III
NATURE OF BUSINESS

    The Corporation is organized for the following purposes:

    (a) To invest in, own, purchase, sell, manage and otherwise deal with investments in businesses, properties and securities and all activities necessary or useful in connection with the foregoing; and

    (b) To engage in any and all lawful businesses.

ARTICLE IV
POWERS

    The Corporation shall have power:

    (a) To have perpetual succession by its corporate name;

    (b) To sue and be sued, complain, and defend in its corporate name in all actions or proceedings;

    (c) To have a corporate seal, which may be altered at pleasure, and to use the same by causing it, or a facsimile thereof, to be impressed, affixed, or in any other manner reproduced;

    (d) To purchase, take, receive, lease, or otherwise acquire, own, hold, improve, use, and otherwise deal in and with real or personal property or any interest therein, wherever situated;

    (e) To sell, convey, mortgage, pledge, create a security interest in, lease, exchange, transfer, and otherwise dispose of all or any part of its property and assets;

    (f) To lend money to and use its credit to assist its officers and employees to the full extent permitted by law;

    (g) To purchase, take, receive, subscribe for, or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in, or obligations of, other domestic or foreign corporations, associations, partnerships or individuals, or direct or indirect obligations of the United States or of any other government, state, territory, governmental district, or municipality or of any instrumentality thereof;

    (h) To make contracts and guarantees and incur liabilities, borrow money at such rates of interest as the corporation may determine, issue its notes, bonds, and other obligations, and secure any of its obligations by mortgage or pledge of all or any of its property, franchises, and income;

    (i) To lend money for its corporate purposes, invest and reinvest its funds, and take and hold real and personal property as security for the payment of funds so loaned or invested;

    (j) To conduct its business, carry on its operations, and have offices and exercise the powers granted by the Florida General Corporation Act within or without the State of Florida;

    (k) To elect or appoint officers and agents for the Corporation including teachers, administrative personnel and other persons and define their duties and fix their compensation;

    (l) To make and alter bylaws, not inconsistent with these Articles of Incorporation and the laws of the State of Florida, for the administration and regulation of the affairs of the Corporation;

    (m) To make donations for the public welfare or for charitable, scientific or educational purposes;

    (n) To transact any lawful business which the Board of Directors of the Corporation shall find will be in aid of governmental policy;

    (o) To invest in, own, purchase, sell, manage and otherwise deal with investments in businesses, properties and securities and all activities necessary or useful in connection with the foregoing; and

    (p) To be a promoter, incorporator, general or limited partner, member, associate, or manager of any corporation, partnership, joint venture, trust or other enterprise; and

    (q) To have and exercise all powers necessary or convenient to effect its purposes.

ARTICLE V
CAPITAL STOCK

    The Corporation is authorized to issue 7,500 shares of one dollar ($1.00); common stock, which shall be designated Common Stock.

ARTICLE VI
INITIAL REGISTERED OFFICE AND AGENT

    The street address of the initial registered office of the Corporation is c/o Rudnick & Wolfe, 101 East Kennedy Boulevard, Suite 2000, Tampa, Florida 33602, and the name of its initial registered agent at such address is Henry Sanchez, Jr.

ARTICLE VII
DIRECTORS

    The Corporation shall have three (3) directors initially. The number of directors may be increased or decreased from time to time in accordance with the bylaws of the Corporation, provided that the Corporation shall always have at least one (1) but no more than ten (10) directors. The names and addresses of the initial directors of the Corporation, who shall serve until their successors are duly elected and qualified, are:

Name	Address

Julie Sarjent	4010 Boyscout Boulevard Suite 300 Tampa, Florida 33607
Robert Johnston	4010 Boyscout Boulevard Suite 300 Tampa, Florida 33607
Jerome Leiberman	4010 Boyscout Boulevard Suite 300 Tampa, Florida 33607

ARTICLE VIII
INCORPORATOR

    The name and address of the incorporator signing these Articles of Incorporation are:

Name	Address

Henry Sanchez, Jr.	c/o Rudnick & Wolfe 101 East Kennedy Boulevard Suite 2000 Tampa, Florida 33601

ARTICLE IX
BYLAWS

    The power to adopt, alter, amend or repeal bylaws shall be vested in the Corporation's Board of Directors.

ARTICLE X
INDEMNIFICATION

    The Corporation shall Indemnify any director or officer or any former director or officer, to the fullest extent permitted by law.

ARTICLE XI
PREEMPTIVE RIGHTS

    Each shareholder of the Corporation shall have the first right to purchase shares (and any securities convertible into such shares of any class, kind or series of the Corporation's capital stock that may from time to time be issued, whether or not presently authorized, including treasury shares, in the ratio that the number of shares such shareholder holds at that time of issuance bears to the total number of shares then outstanding, exclusive of treasury shares. Any shareholder's preemptive rights shall be waived if such shareholder does not exercise his or her preemptive rights by tendering full payment to the Corporation within thirty (30) days of receipt of written notice from the Corporation stating the prices, terms and conditions for the sale of such shares for securities convertible into such shares). A shareholder may also waive his or her preemptive rights by affirmative written notice of waiver within thirty (30) days of receipt of notice of the Corporation's issuance of shares.

ARTICLE XII
AMENDMENT

    These Articles of incorporation may be amended in the manner provided by law.

    IN WITNESS WHEREOF, the undersigned incorporator has executed these Articles this 25th day of January, 1989.

/s/ HENRY SANCHEZ, JR. Henry Sanchez, Jr. Incorporator	(SEAL)
STATE OF FLORIDA	)
) ss.
COUNTY OF HILLSBOROUGH	)

    The foregoing instrument was acknowledged before me this 25th day of January, 1989, by Henry Sanchez, Jr.

/s/ [ILLEGIBLE] Notary Public, State of Florida at Large
(Notarial Seal)
My commission expires: Notary Public State of Florida My Commission Expires July 1, 1989 [Illegible]

ACCEPTANCE BY REGISTERED AGENT

    Having been named Registered Agent and designated to accept service of process for the above-stated Corporation, at the place designated herein, I hereby agree to act in this capacity, and I further agree to comply with the provisions of all statutes relative to the proper and complete performance of my duties.

Dated: January 25, 1989	/s/ HENRY SANCHEZ, JR. Henry Sanchez, Jr. Incorporator	(SEAL)

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Exhibit 3.1